EXHIBIT 99.1

BBCN Bancorp Reports Solid 2013 Third Quarter Financial Results

Q3 2013 Summary:

  Net income totals $23.6 million, or $0.30 per diluted common share
  Completed the acquisition of Chicago-based Foster Bankshares on August 13, 2013
  Gross loans increase to $4.90 billion, reflecting a 14% increase year-to-date
  New loan production for the quarter amounts to $388 million
  Total deposits increase to $5.02 billion, reflecting a 15% increase year-to-date
  Total assets increase to $6.34 billion, reflecting a 12% increase year-to-date

LOS ANGELES, Oct. 21, 2013 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (the "Company") (Nasdaq:BBCN), the holding company of BBCN Bank (the "Bank"), today reported solid financial results for the third quarter of 2013, with net income totaling $23.6 million, or $0.30 per diluted common share. This reflects increases of 4% and 28%, respectively, over the net income in the preceding 2013 second quarter and 2012 third quarter.

"We are very pleased with the consistency of the progress we are making with our corporate objectives," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. "The Foster Bankshares transaction marked BBCN's second strategic acquisition, strengthening our presence in existing markets. The addition of eight branches in Illinois, along with an entry point to the Washington, D.C. market, positions BBCN as the dominant Korean-American bank in all five of our core geographic markets.

"In terms of financial performance, BBCN's 2013 third quarter reflects positive trends in most areas of our operations. The Company's total assets grew 8% linked quarter, largely due to the combination of Foster. This growth was further supplemented by new loan originations of $388 million for the three-month period ended September 30, 2013. Our core net interest margin held steady during the quarter and contributed to strong profitability levels. Pre-tax pre-provision earnings amounted to 2.56% of average assets on an annualized basis, and the return on average equity was 12.70%. All together with meaningful improvements in our asset quality on a core basis, we believe the earnings power of BBCN grows stronger each quarter, ultimately enhancing our ability to provide greater returns for all of our stakeholders," said Kim.

Financial Highlights

(Dollars in thousands, except per share data)	Three Months Ended
	9/30/2013	6/30/2013	9/30/2012
Net income	$ 23,552	$ 22,671	$ 18,398
Diluted earnings per share	$ 0.30	$ 0.29	$ 0.24
Net interest income before provision for loan losses	$ 64,360	$ 62,103	$ 58,231
Net interest margin	4.42%	4.49%	4.79%
Noninterest income	$ 10,799	$ 10,618	$ 7,664
Noninterest expense	$ 35,746	$ 34,429	$ 28,770
Net loans receivable	$4,833,224	$4,446,447	$4,003,542
Deposits	$5,021,102	$4,576,799	$4,052,524
Nonaccrual loans (1)	$ 36,129	$ 44,987	$ 31,100
ALLL to gross loans	1.34%	1.59%	1.62%
ALLL to nonaccrual loans (1)	181.89%	159.32%	212.06%
ALLL to nonperforming assets (1)	47.18%	65.40%	84.41%
Provision for loan losses	$ 744	$ 800	$ 6,900
Net charge offs	$ 6,704	$ 2,393	$ 6,453
ROA (2)	1.53%	1.54%	1.42%
ROE (2)	12.70%	11.58%	10.11%
Efficiency ratio	47.56%	47.34%	43.66%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $25.2 million, $21.0 million and $17.3 million at the close of the 2013 third quarter, 2013 second quarter and 2012 third quarter, respectively.

(2) Based on net income before effects of dividends and discount accretion on preferred stock.

Operating Results for the Third Quarter of 2013

The comparability of BBCN's operating results with past performance is impacted by acquisition accounting adjustments related to the acquisitions of Center Financial Corporation on November 30, 2011, Pacific International Bancorp on February 15, 2013 and Foster Bankshares on August 13, 2013. The Company believes the following supplemental information will be helpful in understanding past financial performance. Operating results for the three months ended September 30, 2013, June 30, 2013 and September 30, 2012 include the following pre-tax acquisition accounting adjustments related to mergers.

The increase (decrease) of major adjustments to pre-tax income is summarized below. The impact which these adjustments have to certain yields and costs are described in subsequent sections of this release.

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Accretion of discount on acquired performing loans	4,074	6,637	4,890
Accretion of discount on acquired credit impaired loans	2,806	1,032	1,215
Amortization of premium on acquired FHLB borrowings	94	92	307
Accretion of discount on acquired subordinated debt	(81)	(48)	(37)
Amortization of premium on acquired time deposits	308	247	650
Increase to pre-tax income	$ 7,201	$ 7,960	$ 7,025

In addition to the items listed above, acquisition accounting adjustments had the effect of reducing the yield on acquired securities portfolios.

Net Interest Income and Net Interest Margin. The following table summarizes the reported net interest income before provision for loan losses.

	Three Months Ended
	9/30/2013	6/30/2013	% change	9/30/2012	% change
Net interest income before provision for loan losses	$64,360	$62,103	4%	$58,231	11%

Third quarter 2013 net interest income before provision for loan losses increased 4% over the preceding second quarter and rose 11% over the prior-year third quarter. The Company attributed the increases in net interest income to higher levels of interest income on loans as a result of organic and strategic loan growth.

The net interest margin (net interest income divided by average interest-earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2013	6/30/2013	change	9/30/2012	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.86%	3.86%	—%	4.14%	(0.28)%
Acquisition accounting adjustments	0.56	0.63	(0.07)	0.65	(0.09)
Reported net interest margin	4.42%	4.49%	(0.07)%	4.79%	(0.37)%

The net interest margin for the 2013 third quarter equaled 4.42%, down 7 basis points from the preceding second quarter. On a core basis, excluding the effect of acquisition accounting adjustments, the net interest margin for the 2013 third quarter was stable compared with the preceding second quarter. Compared with the prior-year period, net interest margin for the 2013 third quarter declined 37 basis points. Excluding the effect of acquisition accounting adjustments, the core net interest margin for the third quarter of 2013 declined 28 basis points from the year-ago period. The declines largely reflect decreases in the weighted average yield on loans.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2013	6/30/2013	change	9/30/2012	change
The weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.96%	5.02%	(0.06)%	5.39%	(0.43)%
Acquisition accounting adjustments	0.67	0.76	(0.09)	0.72	(0.05)
Reported weighted average yield on loans	5.63%	5.78%	(0.15)%	6.11%	(0.48)%

The weighted average yield on loans for the 2013 third quarter decreased 15 basis points from the preceding second quarter, but decreased only 6 basis points on a core basis, excluding acquisition accounting adjustments. The weighted average yield on new loans originated during the 2013 second quarter was 4.44%, compared with 4.71% for the preceding second quarter.

Compared with the prior-year period, the weighted average yield on loans for the 2013 third quarter decreased 48 basis points and 43 basis points on a core basis, excluding acquisition accounting adjustments. The reductions reflect reductions in the market rates versus the year-ago period.

The composition of fixed and variable rate loans and the associated weighted average yield, excluding the effect of loan discount accretion, is summarized in the following table:

	9/30/2013	6/30/2013	change	9/30/2012	change
Fixed rate loans
As a percentage of total loans	45%	40%	5%	38%	7.00%
Weighted average yield	5.16%	5.31%	(0.15)%	5.97%	(0.81)%
Variable rate loans
As a percentage of total loans	55%	60%	(5)%	62%	(7.00)%
Weighted average yield	4.43%	4.50%	(0.07)%	4.57%	(0.14)%

The sequential decrease in the weighted average yield for fixed rate loans for the 2013 third quarter reflects the highly competitive rate environment for fixed rate commercial real estate loans in the current interest rate environment.

The weighted average yield on securities available for sale is summarized in the following table:

	Three Months Ended
	9/30/2013	6/30/2013	change	9/30/2012	change
Weighted average yield on securities available for sale	2.13%	2.00%	0.13%	2.23%	(0.10)%

The weighted average yield on securities available for sale for the 2013 third quarter increased 13 basis points from the preceding second quarter, but declined 10 basis points from the year-ago third quarter.

The weighted average duration and average life of the securities available-for-sale are summarized in the following table:

	Three Months Ended
	9/30/2013	6/30/2013	% change	9/30/2012	% change
Weighted average duration of securities available for sale in years	4.81	4.54	5.95%	3.23	48.92%
Weighted average life of securities available for sale in years	5.50	5.11	7.63%	3.47	58.50%

The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2013	6/30/2013	change	9/30/2012	change
The weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.51%	0.51%	—%	0.59%	(0.08)%
Acquisition accounting adjustments	(0.02)	(0.02)	—	(0.07)	0.05
Reported weighted average cost of deposits	0.49%	0.49%	—%	0.52%	(0.03)%

The weighted average cost of deposits for the 2013 third quarter was stable with the preceding second quarter, both on a reported and on a core basis, excluding the amortization of premium on time deposits assumed in mergers.

Compared with the prior-year period, the weighted average cost of deposits for the 2013 third quarter improved 3 basis points, and improved 8 basis points on a core basis, excluding the effect of premium amortization on time deposits assumed in mergers.

The weighted average cost of FHLB advances and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2013	6/30/2013	change	9/30/2012	change
The weighted average cost of FHLB advances, excluding the effect of acquisition accounting adjustments	1.27%	1.25%	0.02%	1.87%	(0.60)%
Acquisition accounting adjustments	(0.09)	(0.09)	—	(0.31)	0.22
Reported weighted average cost of FHLB advances	1.18%	1.16%	0.02%	1.56%	(0.38)%

For the third quarter of 2013, the weighted average cost of FHLB advances increased 2 basis points over the preceding second quarter, both on a reported and on a core basis, excluding the effect of acquisition accounting adjustments. During the 2013 third quarter, the Company added $15.0 million in new FHLB borrowings at a weighted average rate of 1.76%, and the weighted average maturity of these new borrowings was 5.00 years. These new borrowings replaced $15.0 million of FHLB borrowings with a weighted average rate of 3.89%, which matured during the third quarter 2013.

Compared with the prior-year period, the weighted average cost of FHLB advances decreased 38 basis points, and declined 60 basis points on a core basis, excluding the effect of acquisition accounting adjustments. The decreases reflect the addition of $255.0 million in new FHLB borrowings of a weighted average rate of 0.70%, which rate is substantially lower than the weighted average rate of the remaining borrowings. The weighted average original maturity of the new borrowings was 2.27 years. In addition, a total of $294.0 million of FHLB borrowings, with a weighted average rate of 1.12%, matured over the past twelve months.

Noninterest Income.  Total noninterest income for the 2013 third quarter amounted to $10.8 million, reflecting a 2% increase over the preceding second quarter and a 41% increase over the prior-year third quarter.

The various noninterest income items are summarized in the following table:

(In thousands)	Three Months Ended
	9/30/2013	6/30/2013	% change	9/30/2012	% change
Service fees on deposit accounts	$3,321	$2,922	14%	$3,121	6%
Net gains on sales of SBA loans	2,827	3,295	(14)%	—	n/a
Net gains on sale of other loans	—	19	(100)%	—	n/a
Net gain on sales of securities available for sale	—	—	—%	133	(100)%
Net valuation gains on interest swaps and caps	—	—	—%	11	(100)%
Net gains (losses) on sales of OREO	(48)	(11)	336%	(12)	300%
Other income and fees	4,699	4,393	7%	4,411	7%
Total noninterest income	$10,799	$10,618	2%	$7,664	41%

The 2% increase in noninterest income over the preceding second quarter largely reflects the completion of the Foster Bankshares transaction on August 13, 2013, offset by a decline in net gains on sale of SBA loans. The 41% increase in total noninterest income for the 2013 third quarter over the prior-year period is predominantly due to no gains on sale of SBA loans during the 2012 third quarter, as the Company did not sell any SBA loans to the secondary market. During the 2013 third quarter, $36.8 million in SBA loans was sold to the secondary market and the Company posted a net gain on sale of SBA loans of $2.8 million.

Noninterest Expense.  Total noninterest expense for the third quarter of 2013 amounted to $35.7 million, reflecting a 4% increase over the preceding second quarter and a 24% increase over the prior-year third quarter.

The various noninterest expense items are summarized in the following table:

(In thousands)	Three Months Ended
			%		%
	9/30/2013	6/30/2013	change	9/30/2012	change
Salaries and employee benefits	$ 16,535	$ 16,219	2%	$ 13,611	21%
Occupancy	4,360	4,835	(10)%	3,910	12%
Furniture and equipment	1,728	1,613	7%	1,495	16%
Advertising and marketing	1,393	1,190	17%	1,159	20%
Data processing and communications	1,983	1,861	7%	1,659	20%
Professional fees	1,440	1,443	—%	876	64%
FDIC assessment	818	858	(5)%	644	27%
Merger and integration expenses	931	385	142%	183	409%
Other	6,558	6,025	9%	5,233	25%
Total noninterest expense	$ 35,746	$ 34,429	4%	$ 28,770	24%

The Company noted that salaries and benefits expense for the 2013 third quarter includes the increase in full-time equivalent employees (FTEs) as a result of the Foster Bankshares transaction completed mid-quarter on August 13, 2013. Compared with the prior-year third quarter, the 21% increase in salaries and benefits expense for the 2013 third quarter reflects the increase of FTEs related to Foster, as well as the acquisition of Pacific International Bancorp completed February 15, 2013. The number of FTEs was 831 as of September 30, 2013, 749 as of June 30, 2013, and 684 as of September 30, 2012.

In addition, operating results were impacted by merger and integration related expenses, which totaled $931,000, $385,000, and $183,000 for the 2013 third quarter, 2013 second quarter and 2012 third quarter, respectively. Merger and integration related expenses for the 2013 third quarter included expenses associated with the completion and integration of Foster Bankshares.

Income Tax Provision. The effective tax rate for the 2013 third quarter was 39.1%, compared with 39.5% for preceding second quarter and 39.1% for the 2012 third quarter.

Balance Sheet Summary

Gross loans receivable totaled $4.90 billion at September 30, 2013, reflecting an 8% increase over $4.52 billion at June 30, 2013 and an increase of 20% over $4.07 billion a year earlier at September 30, 2012.

Total new loan originations during the third quarter of 2013 amounted to $387.6 million, including SBA loan originations of $72.7 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans amounted to $45.6 million for the third quarter of 2013, compared with $32.3 million for the preceding second quarter. During the 2013 third quarter, the Company sold $36.8 million of its SBA loans held for sale.

Aggregate pay-offs and pay-downs during the 2013 third quarter amounted to $266.1 million, compared with $222.8 million for the preceding second quarter and $145.1 million for the year-ago third quarter.

Total deposits amounted to $5.02 billion at September 30, 2013, compared with $4.58 billion at June 30, 2013 and $4.05 billion a year earlier at September 30, 2012. The increase over the preceding second quarter is predominantly attributed to higher balances in noninterest-bearing demand deposits and jumbo time deposits, largely as a result of the Foster transaction. Noninterest-bearing deposits at September 30, 2013 totaled $1.36 billion and accounted for 27% of total deposits.

Credit Quality

The provision for loan losses for the 2013 third quarter was $744,000, compared with $800,000 for the preceding second quarter and $6.9 million for prior-year third quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses ("ALLL"), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as "Legacy Loans") and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as "Acquired Loans"). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of ALLL for the three months ended September 30, 2013, June 30, 2013 and September 30, 2012 is as follows:

(dollars in thousands)	9/30/2013	6/30/2013	9/30/2012
Legacy Loans (1)	$ 59,773	$ 61,316	$ 61,835
Acquired Loans - Performing (2)	1,964	5,825	2,005
Acquired Loans - Credit Impaired (2)	3,978	4,534	2,112
Total ALLL	$ 65,715	$ 71,675	$ 65,952

Gross loans, net of deferred loan fees and costs	$ 4,898,939	$ 4,518,122	$ 4,069,494
ALLL coverage ratio	1.34%	1.59%	1.62%

(1)  Legacy Loans include loans originated by the Bank's predecessor bank, loans originated by BBCN, and loans that were acquired and that have been refinanced as new loans.

(2) Acquired Loans were marked to fair value at acquisition date, and their allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the special mention, classified and total criticized loan balances as of September 30, 2013, June 30, 2013 and September 30, 2012:

(dollars in thousands)	9/30/2013	6/30/2013	9/30/2012
Special Mention (1)	$ 111,631	$ 108,788	$ 95,962
Classified (1)	$ 246,743	$ 220,677	$ 198,445
Total Criticized	$ 358,374	$ 329,465	$ 294,407

(1)  Balances include Acquired Loans which were marked to fair value on the date of acquisition.

Excluding the impact of the Foster acquisition, the Company's special mention, classified and total criticized loan balances as of September 30, 2013 would have declined on a sequential quarter basis to $99.0 million, $204.5 million and $303.5 million, respectively.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (the preponderance of which reflects acquired nonperforming loan balances), and accruing restructured loans. Nonperforming loans at September 30, 2013 totaled $111.7 million, or 2.28% of total loans, including the addition of $25.9 million of delinquent loans on accrual status related to the Foster transaction. This compares with $100.0 million, or 2.21% of total loans, at June 30, 2013.

Nonperforming assets at September 30, 2013 amounted to $139.3 million, or 2.20% of total assets, including the addition of $17.7 million in other real estate owned related to the Foster transaction. This compares with $109.6 million, or 1.87% of total assets, at June 30, 2013.

Net loan charge offs for the third quarter of 2013 totaled $6.7 million, or 0.56% of average loans on an annualized basis. Charge offs for the current third quarter included a $5.0 million commercial real estate-related charge off, which was fully reserved for during the first quarter of 2013. In addition, a $500,000 charge off was recorded in the quarter related to one pool of acquired credit impaired loans. The loss on this pool of loans had been fully reserved since early 2012. For the preceding 2013 second quarter, net loan charge offs totaled $2.4 million, or 0.21% of average loans on an annualized basis.

The allowance for loan losses at September 30, 2013 was $65.7 million, or 1.34% of gross loans receivable (excluding loans held for sale), compared with $71.7 million, or 1.59%, at June 30, 2013.   The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired loans past due 90 days or more on accrual status) was 91.1% at September 30, 2013, compared with 88.3% at June 30, 2013.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collectible in accordance with the contractual terms) rose slightly to $99.2 million at September 30, 2013 from $98.2 million at June 30, 2013.

Specific reserves for impaired loans at September 30, 2013 totaled $11.0 million, or 11.1% of the aggregate impaired loan amount, compared with $15.1 million, or 15.4% of the aggregate impaired loan amount, at June 30, 2013. Excluding specific reserves for impaired loans, the allowance coverage on the remaining loan portfolio was 1.14% at September 30, 2013, compared with 1.28% at June 30, 2013.

Capital

At September 30, 2013, the Company continued to exceed all regulatory capital requirements to be classified as a "well-capitalized" institution, as summarized in the following table.

	9/30/2013	6/30/2013	9/30/2012
Leverage Ratio	12.14%	12.61%	13.15%
Tier 1 Risk-based Ratio	13.74%	14.89%	15.22%
Total Risk-based Ratio	14.99%	16.14%	16.48%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	9/30/2013	6/30/2013	9/30/2012
Tangible common equity per share (1)	$8.52	$8.65	$8.21
Tangible common equity to tangible assets (1)	10.87%	11.88%	12.23%

(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, October 22, 2013 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the third quarter of 2013. Investors and analysts may access the conference call by dialing 877-415-3184 (domestic) or 857-244-73 (international), passcode 98283896. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp's website at BBCNbank.com.

After the live webcast, a replay will be archived in the Investor Relations section of BBCN Bancorp's website for one year. A telephonic replay of the call will be available at 888-286-8010 (domestic) or 617-801-6888 (international) through October 29, 2013, passcode 86493271.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.3 billion in assets as of September 30, 2013. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

(tables follow)

BBCN Bancorp, Inc.
Consolidated Statements of Financial Condition
Unaudited (Dollars in Thousands, Except per Share Data)

Assets	9/30/2013	6/30/2013	% change	12/31/2012	% change	9/30/2012	% change

Cash and due from banks	$ 345,352	$ 296,330	17%	$ 312,916	10%	$ 229,643	50%
Securities available for sale, at fair value	708,566	725,239	-2%	704,403	1%	687,059	3%
Federal Home Loan Bank and Federal Reserve Bank stock	27,958	26,261	6%	22,495	24%	23,500	19%
Loans held for sale, at the lower of cost or fair value	49,480	43,111	15%	51,635	-4%	58,484	-15%
Loans receivable	4,898,939	4,518,122	8%	4,296,252	14%	4,069,494	20%
Allowance for loan losses	(65,715)	(71,675)	8%	(66,941)	2%	(65,952)	0%
Net loans receivable	4,833,224	4,446,447	9%	4,229,311	14%	4,003,542	21%
Accrued interest receivable	13,108	13,054	0%	12,117	8%	12,881	2%
Premises and equipment, net	29,747	23,226	28%	22,609	32%	22,672	31%
Bank owned life insurance	44,593	44,400	0%	43,767	2%	43,416	3%
Goodwill	119,881	92,288	30%	89,878	33%	89,882	33%
Other intangible assets, net	5,563	3,125	78%	3,033	83%	3,335	67%
Other assets	163,515	149,533	9%	148,497	10%	157,565	4%
Total assets	$ 6,340,987	$ 5,863,014	8%	$ 5,640,661	12%	$ 5,331,979	19%

Liabilities

Deposits	$ 5,021,102	$ 4,576,799	10%	$ 4,384,035	15%	$ 4,052,524	24%
Borrowings from Federal Home Loan Bank	421,446	421,539	0%	420,722	0%	460,815	-9%
Subordinated debentures	57,303	41,920	37%	41,846	37%	41,809	37%
Accrued interest payable	4,827	4,499	7%	4,355	11%	5,451	-11%
Other liabilities	35,079	37,232	-6%	38,599	-9%	36,925	-5%
Total liabilities	5,539,757	5,081,989	9%	4,889,557	13%	4,597,524	20%

Stockholders' Equity

Common stock, $0.001 par value; authorized, 150,000,000 shares at September 30, 2013, June 30, 2013, December 31, 2012 and September 30, 2012; issued and outstanding, 79,247,719, 79,205,840, 78,041,511, and 78,016,260 at September 30, 2013, June 30, 2013, December 31, 2012, and September 30, 2012, respectively	79	79	0%	78	1%	78	1%
Capital surplus	538,062	537,085	-100%	525,354	-100%	524,608	-100%
Retained earnings	266,478	248,866	7%	216,590	23%	198,964	34%
Accumulated other comprehensive income, net	(3,389)	(5,005)	-32%	9,082	-137%	10,805	-131%
Total stockholders' equity	801,230	781,025	3%	751,104	7%	734,455	9%

Total liabilities and stockholders' equity	$ 6,340,987	$ 5,863,014	8%	$ 5,640,661	12%	$ 5,331,979	19%

	Three Months Ended					Nine Months Ended
	9/30/2013	6/30/2013	% change	9/30/2012	% change	9/30/2013	9/30/2012	% change

Interest income:
Interest and fees on loans	$ 67,747	$ 65,473	3%	$ 61,553	10%	$ 196,249	$ 187,476	5%
Interest on securities	3,802	3,526	8%	3,782	1%	10,755	12,940	-17%
Interest on federal funds sold and other investments	486	380	28%	120	305%	1,153	537	115%
Total interest income	72,035	69,379	4%	65,455	10%	208,157	200,953	4%

Interest expense:
Interest on deposits	5,959	5,647	6%	5,214	14%	17,014	15,862	7%
Interest on other borrowings	1,716	1,629	5%	2,010	-15%	4,964	6,499	-24%
Total interest expense	7,675	7,276	5%	7,224	6%	21,978	22,361	-2%

Net interest income before provision for loan losses	64,360	62,103	4%	58,231	11%	186,179	178,592	4%
Provision for loan losses	744	800	-7%	6,900	-89%	9,050	16,682	-46%
Net interest income after provision for loan losses	63,616	61,303	4%	51,331	24%	177,129	161,910	9%

Non-interest income:
Service fees on deposit accounts	3,321	2,922	14%	3,121	6%	9,118	9,550	-5%
Net gains on sales of SBA loans	2,827	3,295	-14%	--	0%	8,816	5,426	62%
Net gains on sales of other loans	--	19	-100%	--	0%	62	146	-58%
Net gains on sales of securities available-for-sale	--	--	0%	133	-100%	54	949	-94%
Net valuation gains on interest swaps and caps	--	--	0%	11	-100%	--	24	-100%
Net gains(loss) on sales of OREO	(48)	(11)	336%	(12)	300%	(57)	41	-239%
Other income and fees	4,699	4,393	7%	4,411	7%	13,364	13,395	0%
Total non-interest income	10,799	10,618	2%	7,664	41%	31,357	29,531	6%

Non-interest expense:
Salaries and employee benefits	16,535	16,219	2%	13,611	21%	49,086	42,348	16%
Occupancy	4,360	4,835	-10%	3,910	12%	13,206	11,788	12%
Furniture and equipment	1,728	1,613	7%	1,495	16%	4,914	4,181	18%
Advertising and marketing	1,393	1,190	17%	1,159	20%	3,856	4,142	-7%
Data processing and communications	1,983	1,861	7%	1,659	20%	5,488	4,843	13%
Professional fees	1,440	1,443	0%	876	64%	4,184	2,558	64%
FDIC assessment	818	858	-5%	644	27%	2,370	1,732	37%
Merger and integration expenses	931	385	142%	183	409%	2,621	3,304	-21%
Other	6,558	6,025	9%	5,233	25%	17,725	15,386	15%
Total non-interest expense	35,746	34,429	4%	28,770	24%	103,450	90,282	15%
Income before income taxes	38,669	37,492	3%	30,225	28%	105,036	101,159	4%
Income tax provision	15,117	14,821	2%	11,827	28%	41,352	39,463	5%
Net income	$ 23,552	$ 22,671	4%	$ 18,398	28%	$ 63,684	$ 61,696	3%
Dividends and discount accretion on preferred stock	$ --	$ --	0%	$ --	0%	$ --	$ (5,640)	-100%
Net income available to common stockholders	$ 23,552	$ 22,671	4%	$ 18,398	28%	$ 63,684	$ 56,056	14%

Earnings Per Common Share:
Basic	$ 0.30	$ 0.29		$ 0.24		$ 0.81	$ 0.72
Diluted	$ 0.30	$ 0.29		$ 0.24		$ 0.80	$ 0.72

Average Shares Outstanding:
Basic	79,223,636	79,062,233		78,015,960		78,914,360	78,004,458
Diluted	79,334,865	79,236,732		78,103,795		79,122,060	78,082,059

	Three months ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012

Net Income	$ 23,552	$ 22,671	$ 17,461	$ 21,527	$ 18,398	$ 63,684	$ 61,696
Add back: Income tax	15,117	14,821	11,414	14,947	11,827	41,352	39,463
Add back: Provision for loan losses	744	800	7,506	2,422	6,900	9,050	16,682
Pre-tax, pre-provision income (PTPP) [1]	$ 39,413	$ 38,292	$ 36,381	$ 38,896	$ 37,125	$ 114,086	$ 117,841
PTPP to average assets (annualized)	2.56%	2.60%	2.54%	2.83%	2.87%	2.57%	3.06%

[1] While pre-tax, pre-provision income is a non-GAAP performance measure, we believe it is a useful measure in analyzing underlying performance trends, particularly in times of economic stress. It is the level of earnings adjusted to exclude the impact of income tax and provision expense.

	(Annualized) At or for the Three Months Ended					(Annualized) At or for the Nine Months Ended
Profitability measures:	9/30/2013	6/30/2013	9/30/2012			9/30/2013	9/30/2012
ROA [2]	1.53%	1.54%	1.42%			1.43%	1.60%
ROE [2]	12.70%	11.58%	10.11%			11.34%	10.47%
Return on average tangible equity [2,3]	15.08%	13.21%	11.60%			13.14%	11.89%
Net interest margin	4.42%	4.49%	4.79%			4.46%	4.97%
Efficiency ratio	47.56%	47.34%	43.66%			47.56%	43.38%

[2] Based on net income before effect of dividends and discount accretion on preferred stock
[3] Average tangible equity is calculated by subtracting average goodwill and average other intangibles from average stockholders' equity. This is non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Three Months Ended			Three Months Ended
	9/30/2013			6/30/2013			9/30/2012

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans, includes loans held for sale	$ 4,771,022	$ 67,747	5.63%	$ 4,546,461	$ 65,473	5.78%	$ 4,007,402	$ 61,553	6.11%
Securities available for sale	714,660	3,802	2.13%	705,479	3,526	2.00%	679,764	3,782	2.23%
FRB and FHLB stock and other investments	291,672	486	0.65%	296,788	380	0.51%	155,590	120	0.30%
Federal funds sold	--	--	0.00%	--	--	0.00%	--	--	0.00%
Total interest earning assets	$ 5,777,353	$ 72,035	4.95%	$ 5,548,728	$ 69,379	5.01%	$ 4,842,756	$ 65,455	5.38%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,276,732	$ 1,927	0.60%	$ 1,285,768	$ 1,937	0.60%	$ 1,156,915	$ 1,775	0.61%
Savings	204,050	669	1.30%	185,584	721	1.56%	184,219	820	1.77%
Time deposits:
$100,000 or more	1,380,962	2,361	0.68%	1,252,934	1,975	0.63%	843,388	1,533	0.72%
Other	677,352	1,003	0.59%	652,766	1,013	0.62%	672,861	1,086	0.64%
Total time deposits	2,058,314	3,364	0.65%	1,905,700	2,988	0.63%	1,516,249	2,619	0.69%
Total interest bearing deposits	3,539,095	5,959	0.67%	3,377,052	5,646	0.67%	2,857,383	5,214	0.73%
FHLB advances	422,084	1,251	1.18%	421,595	1,218	1.16%	407,325	1,603	1.56%
Other borrowings	48,273	465	3.77%	43,559	411	3.73%	40,407	407	3.95%
Total interest bearing liabilities	4,009,452	$ 7,675	0.76%	3,842,206	$ 7,275	0.76%	3,305,115	$ 7,224	0.87%
Noninterest-bearing demand deposits	1,306,307			1,214,984			1,104,101
Total funding liabilities / cost of funds	$ 5,315,760		0.57%	$ 5,057,190		0.58%	$ 4,409,216		0.65%
Net interest income / net interest spread		$ 64,360	4.19%		$ 62,104	4.25%		$ 58,231	4.51%
Net interest margin			4.42%			4.49%			4.79%
Net interest margin, excluding effect of nonaccrual loan income (expense)			4.42%			4.49%			4.79%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			4.37%			4.47%			4.78%

Nonaccrual loan income (reversed) recognized		$ (153)			$ (77)			$ (44)
Prepayment fee income received		580			306			119
Net		$ 427			$ 229			$ 75

Cost of deposits:
Noninterest-bearing demand deposits	$ 1,306,307	$ --		$ 1,214,984	$ --		$ 1,104,101	$ --
Interest bearing deposits	3,539,095	5,959	0.67%	3,377,052	5,646	0.66%	2,857,383	5,214	0.73%
Total deposits	$ 4,845,402	$ 5,959	0.49%	$ 4,592,036	$ 5,646	0.49%	$ 3,961,484	$ 5,214	0.52%
									.

	Nine Months Ended			Nine Months Ended
	9/30/2013			9/30/2012

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans, includes loans held for sale	$ 4,588,464	$ 196,249	5.72%	$ 3,878,080	$ 187,476	6.46%
Securities available for sale	704,124	10,755	2.04%	699,225	12,940	2.47%
FRB and FHLB stock and other investments	282,120	1,153	0.54%	205,540	459	0.29%
Federal funds sold	--	--	N/A	15,136	78	0.68%
Total interest earning assets	$ 5,574,709	$ 208,157	4.99%	$ 4,797,981	$ 200,953	5.59%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,276,195	$ 5,736	0.60%	$ 1,191,213	$ 5,748	0.64%
Savings	192,006	2,144	1.49%	189,322	2,571	1.81%
Time deposits:
$100,000 or more	1,265,877	6,066	0.64%	806,244	4,428	0.73%
Other	675,239	3,068	0.61%	682,903	3,115	0.61%
Total time deposits	1,941,116	9,134	0.63%	1,489,147	7,543	0.68%
Total interest bearing deposits	3,409,317	17,014	0.67%	2,869,682	15,862	0.74%
FHLB advances	422,205	3,693	1.17%	358,962	4,832	1.79%
Other borrowings	44,721	1,271	3.75%	45,981	1,667	4.77%
Total interest bearing liabilities	3,876,243	$ 21,978	0.76%	3,274,625	$ 22,361	0.91%
Noninterest-bearing demand deposits	1,220,608			1,037,152
Total funding liabilities / cost of funds	$ 5,096,851		0.58%	$ 4,311,777		0.69%
Net interest income / net interest spread		$ 186,179	4.23%		$ 178,592	4.68%
Net interest margin			4.46%			4.97%
Net interest margin, excluding effect of nonaccrual loan income(expense)			4.46%			4.99%
Net interest margin, excluding effect of nonaccrual loan income(expense) and prepayment fee income			4.44%			4.98%

Nonaccrual loan income (reversed) recognized		$ 6			$ (793)
Prepayment fee income received		948			433
Net		$ 954			$ (360)

Cost of deposits:
Noninterest-bearing demand deposits	$ 1,220,608	$ --		$ 1,037,152	$ --
Interest bearing deposits	3,409,317	17,014	0.67%	2,869,682	15,862	0.74%
Total deposits	$ 4,629,925	$ 17,014	0.49%	$ 3,906,834	$ 15,862	0.55%

	For the Three Months Ended					Nine Months Ended
	9/30/2013	6/30/2013	% change	9/30/2012	% change	9/30/2013	9/30/2012	% change
AVERAGE BALANCES
Gross loans, includes loans held for sale	$ 4,771,022	$ 4,546,461	5%	$ 4,007,402	19%	4,588,464	3,878,080	18%
Investments	1,006,332	1,002,267	0%	835,354	20%	986,245	919,901	7%
Interest-earning assets	5,777,353	5,548,728	4%	4,842,756	19%	5,574,709	4,797,981	16%
Total assets	6,160,132	5,880,737	5%	5,102,769	21%	5,924,397	5,140,591	15%

Interest-bearing deposits	3,539,095	3,377,052	5%	2,857,383	24%	3,409,317	2,869,682	19%
Interest-bearing liabilities	4,009,452	3,842,206	4%	3,305,115	21%	3,876,243	3,274,625	18%
Noninterest-bearing demand deposits	1,306,307	1,214,984	8%	1,104,101	18%	1,220,608	1,037,152	18%
Stockholders' Equity	741,617	783,181	-5%	823,839	-10%	749,003	785,875	-5%
Net interest earning assets	1,767,901	1,706,522	4%	1,537,641	15%	1,698,465	1,523,356	11%

LOAN PORTFOLIO COMPOSITION:	9/30/2013	6/30/2013	% change	12/31/2012	% change	9/30/2012	% change

Commercial loans	$ 1,068,844	$ 1,060,196	1%	$ 1,073,625	0%	$ 1,076,262	-1%
Real estate loans	3,736,225	3,412,620	9%	3,174,759	18%	2,940,866	27%
Consumer and other loans	95,693	47,088	103%	49,954	92%	54,442	76%
Loans outstanding	4,900,762	4,519,904	8%	4,298,338	14%	4,071,570	20%
Unamortized deferred loan fees - net of costs	(1,823)	(1,782)	-2%	(2,086)	13%	(2,076)	-12%
Loans, net of deferred loan fees and costs	4,898,939	4,518,122	8%	4,296,252	14%	4,069,494	20%
Allowance for loan losses	(65,715)	(71,675)	8%	(66,941)	2%	(65,952)	0%
Loan receivable, net	$ 4,833,224	$ 4,446,447	9%	$ 4,229,311	14%	$ 4,003,542	21%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2013	6/30/2013	% change	12/31/2012	% change	9/30/2012	% change
Retail buildings	$ 1,089,898	$ 939,442	16%	$ 868,567	25%	$ 852,968	28%
Hotels/motels	667,206	662,011	1%	609,076	10%	502,186	33%
Gas stations/ car washes	523,368	486,282	8%	428,997	22%	431,100	21%
Mixed-use facilities	297,506	284,328	5%	340,433	-13%	278,253	7%
Warehouses	362,700	352,693	3%	294,421	23%	302,792	20%
Multifamily	171,489	150,360	14%	142,610	20%	129,192	33%
Other	624,058	537,504	16%	490,655	27%	444,375	40%
Total	$ 3,736,225	$ 3,412,620	9%	$ 3,174,759	18%	$ 2,940,866	27%

DEPOSIT COMPOSITION	9/30/2013	6/30/2013	% Change	12/31/2012	% Change	9/30/2012	% Change
Noninterest-bearing demand deposits	$ 1,362,675	$ 1,210,563	13%	$ 1,184,285	15%	$ 1,105,161	23%
Money market and other	1,267,113	1,261,905	0%	1,248,304	2%	1,145,304	11%
Saving deposits	228,073	181,672	26%	180,686	26%	185,709	23%
Time deposits of $100,000 or more	1,475,321	1,276,147	16%	1,088,611	36%	892,941	65%
Other time deposits	687,920	646,512	6%	682,149	1%	723,409	-5%
Total deposit balances	$ 5,021,102	$ 4,576,799	10%	$ 4,384,035	15%	$ 4,052,524	24%

DEPOSIT COMPOSITION (%)	9/30/2013	6/30/2013	12/31/2012	9/30/2012
Noninterest-bearing demand deposits	27.2%	26.4%	27.0%	27.3%
Money market and other	25.2%	27.6%	28.5%	28.3%
Saving deposits	4.5%	4.0%	4.1%	4.6%
Time deposits of $100,000 or more	29.4%	27.9%	24.8%	22.0%
Other time deposits	13.7%	14.1%	15.6%	17.8%
Total deposit balances	100.0%	100.0%	100.0%	100.0%

CAPITAL RATIOS	9/30/2013	6/30/2013	12/31/2012	9/30/2012
Total stockholders' equity	$ 801,230	$ 781,025	$ 751,104	$ 734,455
Tier 1 risk-based capital ratio	13.74%	14.89%	14.91%	15.22%
Total risk-based capital ratio	14.99%	16.14%	16.16%	16.48%
Tier 1 leverage ratio	12.14%	12.61%	12.76%	13.15%
Book value per common share	$ 10.10	$ 9.86	$ 9.62	$ 9.41
Tangible common equity per share[4]	$ 8.52	$ 8.65	$ 8.43	$ 8.21
Tangible common equity to tangible assets[4]	10.87%	11.88%	11.86%	12.23%

[4] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	9/30/2013	6/30/2013	12/31/2012	9/30/2012
Total stockholders' equity	$ 801,230	$ 781,025	$ 751,104	$ 734,455
Less: Common stock warrant	(378)	(378)	(378)	(378)
Goodwill and other intangible assets, net	(125,444)	(95,413)	(92,911)	(93,217)
Tangible common equity	$ 675,408	$ 685,234	$ 657,815	$ 640,860

Total assets	$ 6,340,987	$ 5,863,014	$ 5,640,661	$ 5,331,979
Less: Goodwill and other intangible assets, net	(125,444)	(95,413)	(92,911)	(93,217)
Tangible assets	$ 6,215,543	$ 5,767,601	$ 5,547,750	$ 5,238,762

Common shares outstanding	79,247,719	79,205,840	78,041,511	78,016,260

Tangible common equity to tangible assets	10.87%	11.88%	11.86%	12.23%
Tangible common equity per share	$ 8.52	$ 8.65	$ 8.43	$ 8.21

	For the Three Months Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES:	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Balance at beginning of period	$ 71,675	$ 73,268	$ 66,941	$ 65,952	$ 65,505	$ 66,941	$ 61,952
Provision for loan losses	744	800	7,506	2,422	6,900	9,050	16,682
Recoveries	1,086	507	250	587	1,316	1,843	4,078
Charge offs	(7,790)	(2,900)	(1,429)	(2,020)	(7,769)	(12,119)	(16,760)
Balance at end of period	$ 65,715	$ 71,675	$ 73,268	$ 66,941	$ 65,952	$ 65,715	$ 65,952
Net charge offs/average gross loans (annualized)	0.56%	0.21%	0.11%	0.13%	0.64%	0.30%	0.44%

	For the Three Months Ended					Nine Months Ended
NET CHARGED OFF LOANS BY TYPE	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012

Real estate loans	$ 6,129	$ 744	$ 1,014	$ 651	$ 1,101	$ 7,887	$ 4,089
Commercial loans	119	1,684	150	627	5,403	1,953	8,191
Consumer loans	(44)	(35)	15	155	(51)	(64)	402
Charge offs excluding Acquired Credit Impaired Loans	6,204	2,393	1,179	1,433	6,453	9,776	12,682
Charge offs on Acquired Credit Impaired Loans	500	--	--	--	--	500	--
Total net charge offs	$ 6,704	$ 2,393	$ 1,179	$ 1,433	$ 6,453	$ 10,276	$ 12,682

NONPERFORMING ASSETS	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Delinquent loans 90 days or more on nonaccrual status	$ 36,129	$ 44,987	$ 42,269	$ 29,653	$ 31,100
Delinquent loans 90 days or more on accrual status[5]	39,560	18,786	21,621	17,742	24,111
Accruing restructured loans	36,018	36,225	32,249	29,849	22,218
Total nonperforming loans	111,707	99,998	96,139	77,244	77,429
Other real estate owned	27,582	9,596	8,419	2,698	4,135
Total nonperforming assets	$ 139,289	$ 109,594	$ 104,558	$ 79,932	$ 81,564
Nonperforming assets/ total assets	2.20%	1.87%	1.79%	1.42%	1.53%
Nonperforming assets/ gross loans & OREO	2.83%	2.42%	2.32%	1.86%	2.00%
Nonperforming assets/ total capital	17.38%	14.03%	13.54%	10.64%	11.11%
Nonperforming loans/gross loans	2.28%	2.21%	2.14%	1.80%	1.90%
Nonaccrual loans/gross loans	0.74%	1.00%	0.94%	0.69%	0.76%
Allowance for loan losses/ gross loans	1.34%	1.59%	1.63%	1.56%	1.62%
Allowance for loan losses/ nonaccrual loans	181.89%	159.32%	173.34%	225.75%	212.06%
Allowance for loan losses/ nonperforming loans (excludes delinquent loans 90 days or more on accrual status5)	91.08%	88.26%	98.32%	112.50%	123.70%
Allowance for loan losses/ nonperforming assets	47.18%	65.40%	70.07%	83.74%	80.86%

[5] All such loans represent acquired loans that were originally recorded at fair value upon acquisition. These loans are considered to be accruing as we can reasonably estimate future cash flows on acquired loans and we expect to fully collect the carrying value of these loans. Therefore, we are accreting the difference between the carrying value of these loans and their expected cash flows.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Retail buildings	$ 6,777	$ 6,812	$ 2,556	$ 3,301	$ 1,915
Hotels/motels	8,550	8,623	8,701	8,774	8,841
Gas stations/ car washes	--	--	--	--	--
Mixed-use facilities	807	811	816	--	--
Warehouses	485	489	492	494	1,045
Multifamily	--	--	3,247	3,247	--
Other[6]	19,399	19,490	16,437	14,023	10,417
Total	$ 36,018	$ 36,225	$ 32,249	$ 29,839	$ 22,218
[6] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Legacy
30 - 59 days	$ 1,705	$ 2,056	$ 1,174	$ 968	$ 3,056
60 - 89 days	732	85	2,411	349	1,001
Total delinquent loans less than 90 days past due - legacy[7]	$ 2,437	$ 2,141	$ 3,585	$ 1,317	$ 4,057

Acquired
30 - 59 days	$ 22,304	$ 8,590	$ 22,552	$ 7,411	$ 5,881
60 - 89 days	7,366	5,574	3,848	16,835	2,518
Total delinquent loans less than 90 days past due - acquired[7]	$ 29,670	$ 14,164	$ 26,400	$ 24,246	$ 8,399

Total delinquent loans less than 90 days past due[7]	$ 32,107	$ 16,305	$ 29,985	$ 25,563	$ 12,456

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Legacy
Real estate loans	$ 1,664	$ 853	$ 2,870	$ 595	$ 2,933
Commercial loans	744	1,267	692	532	1,107
Consumer loans	29	21	23	190	17
Total delinquent loans less than 90 days past due - legacy[7]	$ 2,437	$ 2,141	$ 3,585	$ 1,317	$ 4,057

Acquired
Real estate loans	$ 18,280	$ 11,433	$ 14,437	$ 21,598	$ 5,481
Commercial loans	10,679	2,461	11,294	2,533	2,549
Consumer loans	711	270	669	115	369
Total delinquent loans less than 90 days past due - acquired[7]	$ 29,670	$ 14,164	$ 26,400	$ 24,246	$ 8,399

Total delinquent loans less than 90 days past due[7]	$ 32,107	$ 16,305	$ 29,985	$ 25,563	$ 12,456

NONACCRUAL LOANS BY TYPE	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Real estate loans	$ 26,616	$ 34,577	$ 33,751	$ 20,430	$ 23,397
Commercial loans	8,743	9,629	7,591	8,253	6,796
Consumer loans	770	781	927	970	907
Total nonaccrual loans[7]	$ 36,129	$ 44,987	$ 42,269	$ 29,653	$ 31,100

CRITICIZED LOANS	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Legacy
Special mention	$ 61,804	$ 66,774	$ 59,681	$ 25,279	$ 32,709
Substandard	100,551	97,692	94,303	94,335	94,318
Doubtful	8	152	455	474	595
Loss	--	--	22	--	--
Total criticized loans - legacy[7]	$ 162,363	$ 164,618	$ 154,461	$ 120,088	$ 127,622

Acquired
Special mention	$ 49,827	$ 42,014	$ 52,722	$ 54,310	$ 63,253
Substandard	143,149	121,758	133,398	113,610	102,666
Doubtful	2,045	368	327	415	316
Loss	990	707	849	245	550
Total criticized loans - acquired[7]	$ 196,011	$ 164,847	$ 187,296	$ 168,580	$ 166,785

Total criticized loans[7]	$ 358,374	$ 329,465	$ 341,757	$ 288,668	$ 294,407

[7] Excludes the guaranteed portion of delinquent SBA loans as these are 100% guaranteed by the SBA.
CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com